CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 5, 1998 on the financial statements and schedules of American Centurion Life Assurance Company and our report dated March 13, 1998 on the financial statements of ACL Variable Annuity Account 1, in Post-Effective Amendment No. 3 to the Registration Statement (Form N-4, File No. 333-00041) and related Prospectus for the registration of the Privileged Assets Select Annuity to be offered by American Centurion Life Assurance Company.





Ernst & Young LLP
Minneapolis, Minnesota
April 27, 1998